UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 17, 2017

The New Home Company Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Enterprise, Suite 450 Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

(949) 382-7800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

Indenture

On March 17, 2017 (the “Closing Date”), The New Home Company Inc., a Delaware corporation (the “Company”), completed the sale to certain purchasers (the “Offering”) of $250.0 million in aggregate principal amount of 7.250% Senior Notes due 2022 (the “Notes”), in a private placement to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States in reliance on Regulation S under the Securities Act. The Notes were issued at an offering price of 98.961% of their face amount, which represents a yield to maturity of 7.500%, pursuant to an indenture, dated as of March 17, 2017 (the “Indenture”), by and among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee.

The Company intends to use the net proceeds from the Offering to repay all borrowings outstanding under the Company’s senior unsecured revolving credit facility, and the remainder for general corporate purposes.

Pursuant to the Indenture, interest on the Notes will be paid semiannually in arrears on April 1 and October 1, commencing October 1, 2017. The Notes will mature on April 1, 2022.

The Notes and the guarantees are the Company’s and the Guarantor’s senior unsecured obligations. The Notes and the guarantees rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future unsecured senior debt, and senior in right of payment to all of the Company’s and the Guarantors’ existing and future subordinated debt. The Notes and the guarantees will be effectively subordinated to any of the Company’s and the Guarantors’ existing and future secured debt.

On or after October 1, 2019, the Company may redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount on the redemption date) set forth below plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the 12- or six-month period, as applicable, commencing on each of the dates as set forth below:

Year	Redemption Price
October 1, 2019	103.625%
October 1, 2020	101.813%
April 1, 2021	100.000%

Prior to October 1, 2019, the Notes may be redeemed in whole or in part at a redemption price equal to 100% of the principal amount plus an applicable premium (as defined in the Indenture), and accrued and unpaid interest, if any, to the redemption date.

In addition, any time prior to October 1, 2019, the Company may, at its option on one or more occasions, redeem Notes (including any additional notes that may be issued in the future under the Indenture) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (including any additional notes that may be issued in the future under the Indenture) issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 107.250%, plus accrued and unpaid interest, if any, to the redemption date, with an amount equal to the net cash proceeds from one or more equity offerings by the Company.

If the Company experiences certain change of control events (as defined in the Indenture), holders of the Notes will have the right to require the Company to repurchase all or a portion of the Notes at 101% of their principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Indenture contains certain covenants limiting, among other things, the ability of the Company and its restricted subsidiaries to:

•	incur or guarantee additional indebtedness or issue certain equity interests;

•	pay dividends or distributions, repurchase equity or make payments in respect of subordinated indebtedness;

•	make certain investments;

•	sell assets;

•	incur liens;

•	create certain restrictions on the ability of restricted subsidiaries to pay dividends or to transfer assets;

•	enter into transactions with affiliates;

•	create unrestricted subsidiaries; and

•	consolidate, merge or sell all or substantially all of its assets.

These covenants are subject to a number of exceptions and qualifications as set forth in the Indenture. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal of and accrued interest on such Notes to be declared due and payable. In addition, if the Notes are assigned an investment grade rating by certain rating agencies and no default or event of default has occurred or is continuing, certain covenants related to the Notes would be suspended. If the rating on the Notes should subsequently decline to below investment grade, the suspended covenants would be reinstated.

The Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction. Unless they are registered, the Notes may be offered only in transactions that are exempt from registration under the Securities Act or the securities laws of any other jurisdiction.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture filed as Exhibit 4.1 hereto and incorporated by reference herein.

Registration Rights Agreement

Also on the Closing Date, in connection with the sale and issuance of the Notes, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with Credit Suisse Securities (USA) LLC, acting as representative of the initial purchasers listed on Schedule I thereof (the “Initial Purchasers”), with respect to the Notes.

Under the Registration Rights Agreement, the Company and the Guarantors have agreed, subject to certain exceptions, to (i) file a registration statement (the “Exchange Offer Registration Statement”) with the U.S. Securities and Exchange Commission, with respect to a registered offer to exchange the Notes for new notes of the Company having terms substantially identical in all material respects to the Notes (the “Exchange Notes”), within 180 days after the Closing Date, (ii) use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 240 days after the Closing Date, (iii) offer the Exchange Notes in exchange for surrender of the Notes as soon as practicable after the effectiveness of the Exchange Offer Registration Statement, and (iv) keep the exchange offer open for not less than 20 business days (or longer if required by applicable law). Under certain circumstances, including if the Company is unable to consummate an exchange offer within 240 days after the Closing Date, the Company may be required to file a shelf registration statement with respect to the Notes.

If the Company defaults on certain of its requirements under the Registration Rights Agreement, the Company has agreed to pay, under certain circumstances, additional interest to the holders of the effected Notes at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of such default, with such rate increasing by an additional 0.25% per annum with respect to each subsequent 90-day period until all such defaults have been cured, up to a maximum additional interest rate of 1.0% per annum.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits.

4.1	Indenture, dated as of March 17, 2017, among the Company, the Guarantors and U.S. Bank National Association, as trustee.

4.2	Form of 7.250% Senior Notes due 2022 (included in Exhibit 4.1).

10.1	Registration Rights Agreement, dated as of March 17, 2017, among the Company, the Guarantors and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The New Home Company Inc.

Date: March 17, 2017	By:	/s/ John M. Stephens
John M. Stephens
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of March 17, 2017, among the Company, the Guarantors and U.S. Bank National Association, as trustee.

4.2	Form of 7.250% Senior Notes due 2022 (included in Exhibit 4.1).

10.1	Registration Rights Agreement, dated as of March 17, 2017, among the Company, the Guarantors and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers.